SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest             October 13, 1999
event reported)



                     Gold Banc Corporation, Inc.
      (Exact name of Registrant as specified in its charter)

Kansas                000-28936                 48-100853
(State or other   (Commission File Number) (I.R.S. Employer
jurisdiction of                            Identification No.)
Incorporation)


11301 Nall Avenue, Leawood, Kansas         66211
(Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (913) 451-8050



  (Former name or  former address, if changed since last report)

Item 5.  OTHER EVENTS.

     On October 13, 1999, the Directors of Gold Banc Corporation, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of common stock, par value $1.00 per share (the "Common Stock"), of the Company outstanding at the close of business on October 28, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of October 13, 1999 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Stock issued from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.   EXHIBITS

Exhibit
Number                        Exhibit

4.1 Rights Agreement (including a Form of Certificate of Designation for Series A Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Shares as Exhibit C thereto)

99.1 Form of letter to stockholders announcing adoption of Rights Agreement and distribution of Rights

99.2 Press release announcing adoption of Rights Agreement and distribution of Rights


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                              GOLD BANC CORPORATION, INC.



Dated: October 15, 1999       By:  /s/ J. Craig Peterson
                                   J. Craig Peterson,
                                   Chief Financial Officer